410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A
News Announcement
For Immediate Release

Exhibit 99.1

Oil-Dri Delivers Record Annual Financial Results,
Including All-Time High Fourth Quarter Sales and Historic Cash Generation

CHICAGO-(October 8, 2026) - Oil-Dri Corporation of America (NYSE: ODC), producer and marketer of sorbent mineral products, today announced results for its fourth quarter and fiscal year 2026.

	Fourth Quarter			Year to Date
(in thousands, except per share amounts)	Ended July 31,			Ended July 31,
	2026	2025	Change	2026	2025	Change
Consolidated Results
Net Sales	$129,292	$125,212	3%	$493,844	$485,572	2%
Income from Operations *	$18,242	$15,644	17%	$67,982	$68,220	—%
Net Income	$14,418	$13,055	10%	$56,969	$53,996	6%
EBITDA †	$24,120	$21,358	13%	$93,266	$89,989	4%
Diluted EPS - Common	$1.00	$0.89	12%	$3.92	$3.70	6%
Business to Business
Net Sales	$50,094	$48,087	4%	$180,198	$182,596	(1)%
Segment Operating Income	$16,956	$14,982	13%	$55,348	$59,796	(7)%
Retail and Wholesale
Net Sales	$79,198	$77,125	3%	$313,646	$302,976	4%
Segment Operating Income	$9,260	$9,723	(5)%	$43,730	$44,137	(1)%
* Comprised of Consolidated Operating Income less unallocated corporate expenses.
† Please refer to Reconciliation of Non-GAAP Financial Measures below for a reconciliation of Non-GAAP items to the comparable GAAP measures.
Daniel S. Jaffee, President and Chief Executive Officer, stated, “Fiscal year 2026 has been especially meaningful as we celebrated our 85th anniversary and reported our strongest full-year sales and net income in history. In the first half of the year, we faced difficult comparisons against a robust prior period. Our team remained focused on growing the business in the second half and ultimately delivered solid results that surpassed last year’s performance. The fourth quarter closed out the year on a high note, with record breaking sales. While some areas of our business encountered headwinds, others delivered strong growth, demonstrating the benefit of our diverse product portfolio. Despite inflationary cost pressures, we maintained disciplined expense management and achieved historic levels of cash generation, while continuing to invest in our business and returning value to shareholders with two dividend increases. As we enter fiscal 2027, we remain focused on our strategic initiatives and supporting our businesses.”

Full Year Results
Consolidated net sales for fiscal year 2026 reached an all-time high of $493.8 million, a 2% increase over the prior year, primarily due to favorable product mix. The Retail & Wholesale (“R&W”) Products Group delivered record sales of $313.6 million, up 4% over last year, driven by a 47% increase in co-packaged cat litter, a 16% gain in crystal litter, and a 3% improvement in industrial and sports products. This growth was partially offset by a 1% decline in domestic clay litter sales, reflecting changes in private label distribution and the absence of certain non-recurring promotional activity from the prior year. The Business to Business (“B2B”) Products Group generated solid revenues of $180.2 million, a slight decrease of 1% from the prior year. Agricultural carriers achieved record sales, increasing 11% year-over-year, while revenues from fluids purification and animal health products declined 5% and 7%, respectively, due to lower demand compared with exceptionally strong prior-year results.

Annual consolidated gross profit was $137.5 million, down 4% from last year. Gross margins declined to 27.8% in fiscal year 2026 from 29.5% in fiscal year 2025. This was driven by a 4% increase in per ton domestic cost of goods sold, resulting from higher manufacturing and freight costs.

Selling, general and administrative ("SG&A") expenses were $69.5 million in fiscal year 2026 compared to $74.9 million in the prior year. This 7% decline primarily reflects lower human resource costs attributable to corporate functions, a reduced bonus accrual, and decreased outside services expenses.

Fiscal year 2026’s consolidated operating income was $68.0 million and remained relatively flat compared to last year. Higher sales and lower SG&A expenses offset cost increases.

Total other income, net was $1.5 million in fiscal 2026 compared to total other expense, net of $2.0 million in fiscal 2025. The year-over-year change primarily reflects lower landfill modification costs in fiscal 2026 compared to an increase in the estimated obligation recognized in fiscal 2025, as well as higher interest income. The improvement was also driven by the positive outcome of a confidential legal settlement in the matter of Oil-Dri Corporation of America vs. Entera Animal Health, et al.

Income tax expense for fiscal year 2026 was $12.5 million compared to $12.2 million in the same period last year. This 3% increase resulted from higher pre-tax income.

Annual consolidated net income reached a record $57.0 million in fiscal 2026, or a 6% increase over the prior year.

Cash and cash equivalents grew to a historic high of $73.7 million at the end of fiscal year 2026, compared to $50.5 million at the end of fiscal year 2025, reflecting strong earnings and disciplined cash management. The Company generated this remarkable level of cash flow while simultaneously investing in its infrastructure and returning capital to shareholders, including $34.2 million in capital expenditures, $12.6 million in share repurchases, and $10.4 million in dividends paid during the year.

Fourth Quarter Results
Consolidated Performance

Consolidated net sales for the fourth quarter of fiscal 2026 reached $129.3 million, a 3% increase over the prior year period and the highest quarterly revenue in the Company’s history. Topline growth was achieved in both the B2B and R&W Products Groups, mainly due to improved product mix.

Consolidated gross profit was $36.0 million in the fourth quarter of fiscal 2026, or a 3% gain over the prior year. Gross margins remained stable at 27.8% despite a 3% increase in per ton domestic cost of goods sold, primarily driven by higher freight expenses. Geopolitical pressure on diesel prices and reduced capacity in the trucking industry contributed to this increase.

SG&A expenses were $17.7 million during the fourth quarter of fiscal year 2026 compared to $19.2 million in the prior year. This 8% decline largely resulted from reduced outside service expenses and lower human resource costs attributable to corporate functions.

Consolidated income from operations was $18.2 million in the fourth quarter of fiscal year 2026, or 17% greater than the same period in fiscal year 2025. Improved sales combined with lower SG&A expenses drove this notable increase.

Total other expense, net was $160,000 for the three months ended July 31, 2026, compared to $140,000 in the same period last year.

During the fourth quarter of fiscal 2026, income tax expense rose to $3.7 million from $2.4 million in the prior year period, driven by higher pre-tax income and one-time tax benefits in fiscal year 2025.

Consolidated net income for the fourth quarter of fiscal year 2026 was $14.4 million versus $13.1 million last year, representing a 10% improvement. EBITDA rose by 13% to $24.1 million, demonstrating continued strength in the Company’s underlying operating performance.

Product Group Review

The B2B Products Group delivered record fourth quarter sales of $50.1 million in fiscal year 2026, up 4% from the prior year, primarily reflecting favorable product mix and, to a lesser extent, increased volumes. The Company’s animal health and agricultural businesses achieved revenue gains, while fluids purification product sales remained relatively flat. Revenues of animal health products reached an all-time high of $9.9 million during the fourth quarter of fiscal year 2026, an increase of 18% over the same period last year. This topline growth was attributable to higher domestic and international volumes, including additional demand from current customers and new end-user accounts gained during the year. Sales of agricultural products were $12.6 million, an increase of 6% compared to last year, driven by elevated demand and order timing. Fluids purification product revenues totaled $27.6 million in the fourth quarter of fiscal year 2026, representing the strongest quarterly performance in the last 12 months and remaining relatively consistent with last year’s results.

SG&A costs within the B2B Products Group decreased by $220,000 in the fourth quarter of fiscal 2026, or 5%, compared to the same period last year. This change was primarily driven by lower bad debt expense and the absence of a foreign value-added tax (“VAT”) assessment recorded in the fourth quarter of fiscal 2025.

Operating income for the B2B Products Group was $17.0 million in the fourth quarter of fiscal year 2026 compared to $15.0 million in the prior year period, reflecting an increase of 13%. Higher net sales and lower SG&A expenses offset elevated cost of goods sold.

The R&W Products Group reported sales of $79.2 million in the fourth quarter of fiscal year 2026, up 3% from the prior year, reflecting improved product mix. These gains were driven by higher revenues from cat litter, and to a lesser extent, from industrial and sports products. Co-packaged cat litter sales grew by 60% year-over-year, supported by an expanded product portfolio that now includes lightweight litter. Domestic cat litter revenues, excluding co-packaged products, totaled $55.9 million for the fourth quarter of fiscal year 2026, down 3% from the prior year period. While crystal cat litter sales increased, revenues of clay litter products softened when compared to the prior year. Domestic clay sales were negatively impacted by the timing and frequency of promotional activity at a large account, changes in retailer pricing strategies and distribution, and ongoing heightened trade spending by competitors. These headwinds were partially offset by the successful introduction of new lightweight products at a key customer and continued growth of Oil‑Dri’s EPA‑approved Cat’s Pride Antibacterial Clumping Litter. Domestic industrial and sports product sales increased 7% to $12.1 million, primarily due to pricing actions to offset higher costs, including increased transportation expenses. The Company’s Canadian subsidiary reported record revenues for the fourth quarter of fiscal year 2026, up 3% from the prior year, reflecting growth across both cat litter and industrial products.

During the fourth quarter of fiscal 2026, SG&A expenses within the R&W Products Group decreased by $140,000 or 2%, from the prior year, primarily due to lower advertising spending.

Operating income for the R&W Products Group was $9.3 million in the fourth quarter of fiscal year 2026, or 5% less than the same period last year. The decline was mainly driven by significantly higher costs to transport cat litter products. These headwinds were partially offset by increased sales and lower SG&A expenses.

The Company will host its fourth quarter fiscal year 2026 earnings discussion virtually via a live webcast on Friday, October 9, 2026 at 10:00 a.m. Central Time. Participation details are available on the Company’s website’s Events page.

###

“Oil-Dri” and “Cat's Pride” are registered trademarks of Oil-Dri Corporation of America and its subsidiaries.

About Oil-Dri Corporation of America
Oil-Dri Corporation of America is a leading manufacturer and supplier of specialty sorbent products for the pet care, animal health and nutrition, fluids purification, agricultural ingredients, sports field, industrial and automotive markets. Oil-Dri is vertically integrated which enables the Company to efficiently oversee every step of the process from research and development to supply chain to marketing and sales. With over 80 years of experience, the Company continues to fulfill its mission to Create Value from Sorbent Minerals.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are based on management’s current expectations, estimates, forecasts, assumptions and projections about future events, our future performance, the future of our business, our plans and strategies, projections, anticipated trends, the economy and other future developments and their potential effects on us. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and variations of such words and similar references to future periods.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements, including, but not limited to, those described in our most recent Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures in this press release as supplemental financial metrics. In particular, EBITDA is a non-GAAP financial measure provided herein. We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below.

The non-GAAP financial measures we use may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our financial results prepared and reported in accordance with GAAP. We believe that certain non-GAAP measures may be helpful to investors and others in understanding and evaluating our operating results, and we urge investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included in this release, and not to rely on any single financial measure to evaluate our business.

Contact:
Leslie A. Garber

Director of Investor Relations
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
	Fourth Quarter Ended July 31,
	2026	% of Sales	2025	% of Sales
Net Sales	$129,292	100.0%	$125,212	100.0%
Cost of Goods Sold	(93,307)	(72.2)%	(90,379)	(72.2)%
Gross Profit	35,985	27.8%	34,833	27.8%
Selling, General and Administrative Expenses	(17,743)	(13.7)%	(19,189)	(15.3)%
Operating Income	18,242	14.1%	15,644	12.5%
Other Expense, Net	(158)	(0.1)%	(143)	(0.1)%
Income Before Income Taxes	18,084	14.0%	15,501	12.4%
Income Taxes Expense	(3,666)	(2.8)%	(2,446)	(2.0)%
Net Income	14,418	11.2%	13,055	10.4%

Earnings Per Share: Basic Common	$1.07		$0.96
Basic Class B	$0.81		$0.72
Diluted Common	$1.00		$0.89
Diluted Class B	$0.81		$0.72
Avg Shares Outstanding: Basic Common	9,851		9,911
Basic Class B	4,048		4,002
Diluted Common	13,899		13,913
Diluted Class B	4,048		4,002

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
	Twelve Months Ended July 31,
	2026	% of Sales	2025	% of Sales
Net Sales	$493,844	100.0%	$485,572	100.0%
Cost of Goods Sold	(356,334)	(72.2)%	(342,489)	(70.5)%
Gross Profit	137,510	27.8%	143,083	29.5%
Selling, General and Administrative Expenses	(69,528)	(14.1)%	(74,863)	(15.4)%
Income from Operations	67,982	13.8%	68,220	14.0%
Other Income (Expense), Net	1,501	0.3%	(2,009)	(0.4)%
Income Before Income Taxes	69,483	14.1%	66,211	13.6%
Income Taxes Expense	(12,514)	(2.5)%	(12,215)	(2.5)%
Net Income	56,969	11.5%	53,996	11.1%

Earnings Per Share: Basic Common	$4.23		$3.99
Basic Class B	$3.18		$3.00
Diluted Common	$3.92		$3.70
Diluted Class B	$3.18		$3.00
Avg Shares Outstanding: Basic Common	9,876		9,889
Basic Class B	4,038		3,994
Diluted Common	13,914		13,883
Diluted Class B	4,038		3,994

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
	As of July 31,	As of July 31,
	2026	2025
Current Assets
Cash and Cash Equivalents	$73,700	$50,458
Accounts Receivable, Net	75,438	69,370
Inventories, Net	53,489	51,594
Prepaid Expenses and Other Current Assets	6,020	5,961
Total Current Assets	208,647	177,383
Property, Plant and Equipment, Net	160,215	149,704
Other Assets	59,924	65,137
Total Assets	$428,786	$392,224

Current Liabilities
Current Maturities of Notes Payable	$1,000	$1,000
Accounts Payable	16,118	16,808
Dividends Payable	3,017	2,444
Other Current Liabilities	47,909	48,935
Total Current Liabilities	68,044	69,187
Noncurrent Liabilities
Long-term debt	37,857	38,817
Other Noncurrent Liabilities	25,155	25,160
Total Noncurrent Liabilities	63,012	63,977
Stockholders' Equity	297,730	259,060
Total Liabilities and Stockholders' Equity	$428,786	$392,224

Book Value Per Share Outstanding	$21.40	$18.66

Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	For the Twelve Months Ended
	July 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$56,969	$53,996
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and Amortization	23,200	22,042
Increase in Accounts Receivable	(5,815)	(7,789)
(Increase) Decrease in Inventories	(1,875)	2,336
Decrease in Prepaid Expenses	55	191
Increase in Accounts Payable	6	926
(Decrease) Increase in Accrued Expenses	(104)	2,384
Other	7,670	6,097
Total Adjustments	23,137	26,187
Net Cash Provided by Operating Activities	80,106	80,183

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures	(34,209)	(32,562)
Other Investing Activities	1,334	36
Net Cash Used in Investing Activities	(32,875)	(32,526)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on Revolving Credit Facility	(1,000)	(11,000)
Dividends Paid	(10,376)	(8,395)
Purchases of Treasury Stock	(12,574)	(2,349)
Net Cash Used In Financing Activities	(23,950)	(21,744)

Effect of exchange rate changes on Cash and Cash Equivalents	(39)	64

Net Increase in Cash and Cash Equivalents	23,242	25,977
Cash, Cash Equivalents and Restricted Cash, Beginning of Period	50,458	24,481
Cash, Cash Equivalents and Restricted Cash, End of Period	$73,700	$50,458
Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period financial statements.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
	Fourth Quarter		Year to Date
	Ended July 31,		Ended July 31,
	2026	2025	2026	2025
GAAP: Net Income	$14,418	$13,055	$56,969	$53,996
Depreciation and Amortization	$6,014	$5,651	$23,200	$22,042
Interest Expense	$551	$546	$2,199	$2,434
Interest Income	$(529)	$(340)	$(1,616)	$(698)
Income Tax Expense	$3,666	$2,446	$12,514	$12,215
EBITDA	$24,120	$21,358	$93,266	$89,989